UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  December 29, 2020

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2020, the Board of Directors of Atrion Corporation (the “Corporation”) approved amendments to award agreements dated July 1, 2020. Pursuant to such award agreements, the following restricted stock units (“RSUs”) were granted to the following executive officers of the Corporation: Emile A Battat, Chairman of the Board of the Corporation, was granted 1,545.83 RSUs; David A. Battat, President and Chief Executive Officer of the Corporation, was granted 1,545.83 RSUs; and Jeffery Strickland, Vice President and Chief Financial Officer, Secretary and Treasurer of the Corporation, was granted 772.92 RSUs. Pursuant to the amendments, such RSUs will be settled in cash rather than in common stock of the Corporation. The RSUs granted to each executive officer vest 20% on each of July 1, 2021 and the first, second, third, and fourth anniversaries of July 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: December 31, 2020	By:	/s/ Jeffery Strickland
Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer